THE INFORMATION IN THE SUMMARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS SUMMARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUMMARY PROSPECTUS FOR NEW INVESTORS

April ___, 2021

ELITE ACCESS ADVISORY II®
FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY

Issued by
Jackson National Life Insurance Company® through
Jackson National Separate Account – I

This summary prospectus summarizes key features of the Elite Access Advisory II® Contract.

Before you invest, you should review the prospectus for the Elite Access Advisory II® Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the contract online at [web address to be added by amendment]. You can also obtain this information at no cost by calling 1-800-644-4565.

This prospectus utilizes Rate Sheet Prospectus Supplements to describe the current annual charges for the Return of Premium Guaranteed Minimum Death Benefit. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit www.jackson.com.

You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.jackson.com.

You may cancel your Contract within 10 days of delivery of the Contract. In some states, this cancellation period may be longer. Upon cancellation, you will receive a full refund of the amount you paid with your application. You should review the prospectus, or consult with your registered representative, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at Investor.gov.

DEFINITIONS

Accumulation Unit – a unit of measure we use to calculate the value in an Investment Division prior to the Income Date.

Annuitant – the natural person on whose life annuity payments for this Contract are based. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Business Day – each day that the New York Stock Exchange is open for business.

Completed Year – the succeeding twelve months from the date on which we receive a Premium payment. Completed Years specify the years from the date of receipt of the Premium and does not refer to Contract Years.

Contract – the individual deferred variable and fixed annuity contract and any optional endorsements you may have selected.

Contract Value – the sum of the allocations between the Contract’s Investment Divisions.

Contract Year – the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

Fund – a registered investment company in which an Investment Division of the Separate Account invests.

General Account – the General Account includes all our assets, which are available to our creditors.

Good Order – when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date – the date on which you begin receiving annuity payments.

Investment Division – one of multiple variable options of the Separate Account to allocate your Contract’s value, each of which exclusively invests in a different available Fund.

Issue Date – the date your Contract is issued.

Jackson, JNL, we, our, or us – Jackson National Life Insurance Company.

Latest Income Date – the Contract Anniversary on which the Owner will be 95 years old, or such earlier date required by a qualified plan, law or regulation.

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to the Owner includes any joint Owner.

Premium(s) – considerations paid into the Contract by or on behalf of the Owner.

Rate Sheet Prospectus Supplement - a supplement to the prospectus that lists certain values currently applicable to new purchases of add-on benefits.

Separate Account – Jackson National Separate Account – I. The Separate Account is divided into sub-accounts generally referred to as Investment Divisions.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

[TO BE UPDATED BY AMENDMENT]

An investment in the Contract is subject to fees, risks, and other important considerations, some of which are briefly summarized in the following table.

	FEES AND EXPENSES			LOCATION IN PROSPECTUS
Charges for Early Withdrawal	None.
Transaction Charges	In addition to a monthly contract charge of $20 a month during the accumulation phase, you also may be charged for other transactions, such as when you transfer cash value between investment options more than 25 times a year, or if you request expedited delivery or wire transfer of funds.			Contract Charges- Monthly Contract Charge and Transfer Charge
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.
Contract Charges- Add-On Benefits
	ANNUAL FEE	MINIMUM	MAXIMUM
	1. Base Contract	$240 [1]	$240 [1]	Contract Charges- Monthly Contract Charge
	2. Investment options (Fund fees and expenses)	0.53%[2]	2.41%[2]	Contract Charges- Fund Expenses
	3. Add-On benefits available for an additional charge (for a single add-on benefit, if elected)	0.20%[3]	0.40%[3]	Add-on Benefits- Death Benefit Charges
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.

1    Charge is assessed during the accumulation phase only and is deducted on each Contract Monthly Anniversary.

2    As a percentage of average Fund net assets.

3    The minimum and maximum fees reflect the current and maximum charges for the Return of Premium Guaranteed Minimum Death Benefit charge calculated as an annualized percentage of GMDB Benefit Base.

	LOWEST ANNUAL COST ESTIMATE: $[____]	HIGHEST ANNUAL COST ESTIMATE: $[____]
	Assumes: •Investment of $100,000 •5% annual appreciation •Least expensive combination of Fund fees and expenses •No add-on benefits •No sales charges •No additional purchase payments, or transfers	Assumes: •Investment of $100,000 •5% annual appreciation •Most expensive combination of add-on benefits, and Fund fees and expenses •No sales charges •No additional purchase payments, or transfers
	RISKS		Location in Prospectus
Risk of Loss	You can lose money by investing in this Contract.		Principal Risks
Not a Short-Term Investment	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon.		Principal Risks
Risks Associated with Investment Options
•An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose.
•Each investment option (Investment Divisions) has its own unique risks.
•You should review the prospectuses for the available Funds before making an investment decision.
Principal Risks
Insurance Company Risks	Any obligations, guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson. More information about Jackson is available upon request from Jackson by visiting our website at www.jackson.com or by calling 1-800-644-4565.		Principal Risks
RESTRICTIONS
Investments
•We reserve the right to charge $25 for each transfer when you transfer money between Investment Divisions in excess of 25 times in a Contract Year.
•Jackson may remove or substitute Funds as investment options available under the Contract.
Principal Risks

Add-On Benefits	•Not all add-on benefits are available through all broker-dealers and may vary by state or date of purchase. •We may modify or discontinue an add-on benefit at any time.	Benefits Available Under the Contract
TAXES
Tax Implications
•Consult with a tax professional to determine the tax implications of an investment in and purchase payments received under this Contract.
•If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax deferral.
•Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.
Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation	Your registered representative or other investment professionals may receive compensation for selling this Contract to you in the form of commissions, revenue sharing, and other compensation programs. Accordingly, investment professionals may have a financial incentive to offer or recommend this Contract over another investment.	Distribution of Contracts
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only consider exchanging your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is in your best interest to purchase the new contract rather than continue to own your existing contract.	Non-Qualified Contracts - 1035 Exchanges.

OVERVIEW OF THE CONTRACT

Q.    What is this Contract, and what is it designed to do?

A.    The Elite Access Advisory II Contract is intended to help you save for retirement or another long-term investment purpose through investments in a variety of investment options during accumulation phase. The Contract also offers death benefits to protect your designated beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds.

Q.    How do I accumulate assets in the Contract and receive income from the Contract?

A.    Your Contract has two phases:

•the accumulation phase, when you make Premium payments to us, and

•the income phase, when we make income payments to you.

Accumulation Phase

During the accumulation phase, to help you accumulate assets, you can allocate your Premium payments to a variety of Investment Divisions. Each Investment Division invests in a corresponding (mutual fund) Fund, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns.

A list of Funds in which the Investment Divisions currently invest is provided in Appendix A: Funds Available Under the Contract.

Income Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of fixed and/or variable income payments from us. (Variable payments depend on the performance of the Investment Divisions.) Currently, we offer income options that provide payments for (i) the life of the Annuitant(s), (ii) a specified period, or (iii) a combination of life and a specified period. We may offer other options, at our discretion, where permitted by state law. At the Income Date, you can choose to receive fixed payments or variable payments.

Please note that if you annuitize, your Contract Value will be converted to income payments and you may no longer withdraw money at will from your Contract. All add-on benefits terminate when you begin taking income payments.

Q.    What are the Contract’s primary features and options?

A.    Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a monthly contract charge, charges due under any add-on benefit, and/or taxes, including tax penalties). Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Tax treatment. Your Premium payments accumulate on a tax-deferred basis. This means your earnings are not taxed until you take money out of your Contract, such as when (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

Death benefits. Your Contract includes a Basic Death Benefit that will pay your designated Beneficiaries your Contract Value on the date we receive all required documentation from your Beneficiary. The basic death benefit is payable during the accumulation phase. You can purchase an optional add-on death benefit (“Return of Premium Guaranteed Minimum Death Benefit”) under the Contract that provides additional death benefits for an additional fee. This add-on death benefit may increase the amount of money payable to your designated Beneficiaries upon your death.

Rebalancing. At no additional charge, you can arrange to have us automatically reallocate your Contract Value among Investment Divisions periodically to maintain your selected allocation percentages. Certain restrictions apply.

Dollar Cost Averaging. Alternately, at no additional charge, you may select Dollar Cost Averaging, which automatically transfers a dollar amount or percentage of money periodically into the Investment Divisions (each a “Designated Option”) from any of the Investment Divisions (each a “Source Option”).

Earnings Sweep. At no additional charge, you can choose to have your earnings transferred automatically on a monthly basis from the JNL/WMC Government Money Market Investment Division into other Investment Divisions. Restrictions apply.

BENEFITS AVAILABLE UNDER THE CONTRACTS

The following tables summarize information about the benefits available under the Contract. The current annual charge for the add-on Return of Premium Guaranteed Minimum Death Benefit is disclosed in a Rate Sheet Prospectus Supplement. To obtain a copy, please visit www.jackson.com. For a list of historical add-on benefit charges, please see “Appendix D (Historical Add-On Benefit Charges)” in the statutory prospectus.

BASIC DEATH BENEFIT (automatically included with the Contract)

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Basic Death Benefit	Guarantees your beneficiaries will receive a benefit at least your Contract Value on the date Jackson receive all required documentation from your Beneficiary.	No additional charge	•Withdrawals could significantly reduce the benefit. •Benefit terminates on annuitization.

ADD-ON DEATH BENEFIT AVAILABLE FOR A FEE

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Return of Premium Guaranteed Minimum Death Benefit
Changes your basic death benefit during the accumulation phase of your Contract to the greater of:

a.your Contract Value as of the end of the Business Day on which we receive all required documentation from your Beneficiary; or
b.all Premiums paid into the Contract (net of any applicable premium taxes and charges), reduced for withdrawals (including any applicable adjustments) in proportion to the reduction in the Contract Value at the time of the withdrawal.
(as a percentage of benefit base) Maximum 0.40%
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.

Other Add-On Benefits Included With All Contracts At No Additional Cost.

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Rebalancing	Automatically reallocates your Contract Value among Investment Divisions periodically to maintain your selected allocation percentages.	None	•You may cancel your Rebalancing program using whatever methods you use to change your allocation instructions.
Dollar Cost Averaging	Automatically transfers a dollar amount or percentage of money periodically transferred automatically into the Investment Divisions (each a “Designated Option”) from any of the Investment Divisions (each a “Source Option”).	None
•Transfers from the more volatile Investment Divisions may not result in lower average costs and such Investment Divisions may not be an appropriate source of dollar cost averaging transfers in volatile markets.

Earnings Sweep	Allows you to choose to move your earnings on a monthly basis from the JNL/WMC Government Money Market Investment Division into other Investment Divisions.	None	•May only be added within 30 days of the issue date of your Contract. •You may cancel your Earnings Sweep program using whatever methods you use to change your allocation instructions.

BUYING THE CONTRACT

Q. How do I purchase the Elite Access Advisory II® Contract?

A. To purchase a Contract, you must complete an application. Your financial professional will submit your application, along with your initial Premium payment, to us. Acceptance of applications is subject to Jackson’s rules. We reserve the right to reject any application or initial Premium payment.

Q. How much can I contribute and how are my Premium payments invested?

A. You may allocate Premium payments in the available Investment Divisions.

	NON-QUALIFIED CONTRACTS	QUALIFIED CONTRACTS
Minimum Initial Premium	$25,000 (under most circumstances)	$25,000 (under most circumstances)
Minimum Subsequent Premiums	$500 ($50 for auto payment plan)	$500 ($50 for auto payment plan)
Maximum Total Premiums	$2,500,000 (without prior approval) Jackson reserves the right to lower the maximum.

You can pay additional Premiums at any time during the accumulation phase unless a specific optional benefit or feature provides limitations. We can limit, restrict, suspend or reject any Premium payments for any reason.

Q. When will my Premium payments be credited to my account?

A. We will issue your Contract and allocate your first Premium within two Business Days (days when the New York Stock Exchange is open) after we receive your first Premium and all information that we require for the purchase of a Contract. If we do not receive all of the information that we require, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money.

Subsequent Premium payments should be sent to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, MI 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Subsequent Premiums are allocated on the Business Day that the Premium is received. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

MAKING WITHDRAWALS: ACCESSING MONEY IN YOUR CONTRACT

Q.    Can I access the money in my account during the accumulation phase?

A.    Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a monthly contract charge, charges due under any add-on benefit, and/or taxes, including tax penalties).

You can have access to the money in your Contract by making a partial or total withdrawal or by electing the Systematic Withdrawal Program. Withdrawals will reduce the Contract Value of your Contract (including the amount of the death benefit). However, withdrawing the Contract Value of your Contract below a certain level will terminate your Contract.

Certain benefits may limit withdrawals under the Contract. Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Q.    Are there limitations and consequences associated with taking money out of my Contract during the accumulation phase?

A.    Yes. These limitations and consequences include:

Limitations on withdrawal amounts	The minimum withdrawal amount is the lesser of $500 or, if less, the entire amount in the applicable Investment Division. The minimum withdrawal is $50 under the Systematic Withdrawal Program.
Charges and taxes	As described above, when you take out money, there may be withdrawal charges, a monthly contract charge, charges due under any add-on benefit, and applicable taxes.
Negative impact of withdrawal on benefits and guarantees of your Contract	A withdrawal may have a negative impact on certain standard benefits or add-on benefits that you may elect. It may reduce the value of or even terminate certain benefits.

Q.    What is the process to request a withdrawal of money from my Contract?

A.    You can request a withdrawal from the Contract at any time before the Income Date. To request a partial or total withdrawal, you can send a written request in Good Order to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, MI 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Generally, for partial or total withdrawal requests received in Good Order before the end of the Business Day, we will process your request that day. If we receive your request in Good Order after the close of the end of the Business Day, your request will be processed the next Business Day. Generally, Jackson will pay the withdrawal proceeds within seven days of a request in Good Order.

Q.    Can I access the money in my account during the income phase?

A.    The income phase of your Contract occurs when you begin receiving regular income payments from us. You can choose an income option and the date income payments begin (subject to a maximum age). All of the Contract Value must be annuitized. If you annuitize, you may no longer withdraw money at will from your Contract. However, under income options with a specified period, the beneficiary may request a lump sum payment subject to a commutation fee.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and making partial or total withdrawals from the Contract. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, make a partial or total withdrawal from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.

Transaction Expenses

Maximum Withdrawal Charge		None
Transfer Charge (per transfer after 25 in a Contract Year)		$25
Premium Taxes (Percentage of each Premium)[1]	Minimum	0%
	Maximum	3.5%
Expedited Delivery Charge[2]		$22.50
Wire Transfers (for withdrawals)[3]		$25

1 Premium taxes generally range from 0% to 3.5% and vary by state.

2 Between Monday and Friday, the Expedited Delivery Charge is $10. On Saturday, the Expedited Delivery Charge is $22.50.

3 Standard wire fees are $20, however, international wire fees are $25.

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including the Funds’ fees and expenses.

Annual Contract Expenses

Base Contract Charges (Without Add-On Benefits)	Monthly Charge	Annual Charge
Monthly Contract Charge[1]	$20	$240

1.    This charge is deducted on each Contract Monthly Anniversary.

The next table describes the maximum charges that you will pay each year if you choose to purchase the add-on Return of Premium Guaranteed Minimum Death Benefit. Current annual charges for the Return of Premium Guaranteed Minimum Death Benefit are disclosed in a Rate Sheet Prospectus Supplement. To obtain a copy, please visit www.jackson.com.

Add-On Benefit Expenses

Add-On Death Benefit Charges (benefit based)	Maximum Charge
Return of Premium Guaranteed Minimum Death Benefit (“GMDB”)	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract (before any fee waiver or expense reimbursement). The expenses are expressed as a percentage of average net assets of the Funds and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.

Annual Fund Expenses

[TO BE UPDATED BY AMENDMENT]

	Minimum	Maximum
Expenses that are deducted from the Fund assets, including management and administration fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2020.	0.53%	2.41%

Guaranteed Maximum Charges Examples
The table below is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity policies. These costs include transaction expenses, annual Contract expenses and annual Fund expenses. The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of annual Fund expenses and add-on benefits available for an additional charge (using the maximum possible charge). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

[TO BE UPDATED BY AMENDMENT]

If you take a total withdrawal of your Contract Value at the end of the applicable time period				If you annuitize or do not take a total withdrawal at the end of the applicable time period
1 Year	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years

The example does not represent past or future expenses. Your actual costs may be higher or lower.

APPENDIX A

FUNDS AVAILABLE UNDER THE CONTRACT

[TO BE UPDATED BY AMENDMENT]

The following is a list of Funds (all Class A shares) available under the Contract, which is subject to change, as discussed in the prospectus. You can find the prospectuses and other information about the Funds online at connect.rightprospectus.com/Jackson. You can also request this information at no cost by calling 1-800-644-4565 or by sending an email request to ProspectusRequest@jackson.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance. Current performance information is available at [web address to be added by amendment]

Certain broker-dealers selling the Contracts may limit the Investment Divisions that are available to their customers. Please contact your financial professional for a list of Investment Divisions currently available through your broker-dealer. Investment Divisions that are not available through your broker-dealer may be available through other broker-dealers, but to access them you may need to terminate your relationship with your broker-dealer and provide us with satisfactory evidence of termination. Please consider these potential limitations before purchasing the Contract.

Type/Investment Objective	Fund and Manager* (and Subadviser if applicable) * The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 Year	5 Year	10 Year
JNL/American Funds Balanced Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/American Funds® Blue Chip Income and Growth Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/American Funds Capital Income Builder Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/American Funds Capital World Bond Fund (“Feeder Fund”) (formerly, JNL/American Funds Global Bond Fund) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/American Funds Global Growth Fund (“Feeder Fund”) (Capital Research and Management Company, investment adviser to the Master Fund)
JNL/American Funds Global Small Capitalization Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/American Funds Growth Fund (“Feeder Fund”) (Capital Research and Management Company, investment adviser to the Master Fund)
JNL/American Funds Growth-Income Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)

JNL/American Funds International Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/American Funds New World Fund (“Feeder Fund”) (Capital Research and Management CompanySM, investment adviser to the Master Fund)
JNL/Vanguard Capital Growth Fund (“Feeder Fund” (PRIMECAP Management Company, investment adviser to the Master Fund)
JNL/Vanguard Equity Income Fund (“Feeder Fund” (Wellington Management Company LLP and The Vanguard Group, Inc., investment advisers to the Master Fund)

JNL/Vanguard International Fund (“Feeder Fund”
(Baillie Gifford Overseas Ltd. and Schroder Investment Management North America Ltd (Schroder Investment Management North America Inc. (sub-adviser to the Master Fund), investment advisers to the Master Fund)

JNL/Vanguard Small Company Growth Fund (“Feeder Fund”) (ArrowMark Colorado Holdings, LLC, and The Vanguard Group, Inc., investment advisers to the Master Fund)
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL iShares Tactical Growth Fund (Mellon Investments Corporation)
JNL iShares Tactical Moderate Fund (Mellon Investments Corporation)
JNL iShares Tactical Moderate Growth Fund (Mellon Investments Corporation)
JNL Moderate Allocation Fund
JNL Moderate Growth Allocation Fund

JNL Multi-Manager Alternative Fund
(BlueBay Asset Management LLP (and sub-sub-adviser, BlueBay Asset Management USA LLC); DoubleLine Capital LP; First Pacific Advisors, LP; Lazard Asset Management, LLC; Loomis, Sayles & Company L.P.; Westchester Capital Management, LLC; Western Asset Management Company; and Boston Partners Global Investors, Inc.)

JNL Multi-Manager Emerging Markets Equity Fund (Kayne Anderson Rudnick Investment Management, LLC; T. Rowe Price Associates, Inc.; WCM Investment Management, LLC; and Wellington Management Company LLP)
JNL Multi-Manager International Small Cap (Causeway Capital Management LLC and WCM Investment Management, LLC)
JNL Multi-Manager Mid Cap Fund (Champlain Investment Partners, LLC; ClearBridge Investments, LLC; Nuance Investments, LLC; and Victory Capital Management, Inc.)

JNL Multi-Manager Small Cap Growth Fund (Granahan Investment Management, Inc.; Kayne Anderson Rudnick Investment Management, LLC; Victory Capital Management Inc.; and WCM Investment Management, LLC)
JNL Multi-Manager Small Cap Value Fund (Congress Asset Management, LLP; Cooke & Bieler L.P.; WCM Investment Management, LLC; and Reinhart Partners, Inc.)
JNL/American Funds Growth Allocation Fund
JNL/American Funds Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund (AQR Capital Management, LLC)
JNL/AQR Large Cap Relaxed Constraint Equity Fund
JNL/AQR Managed Futures Strategy (AQR Capital Management, LLC)
JNL/BlackRock Advantage International Fund (BlackRock Investment Management, LLC)
JNL/BlackRock Global Allocation Fund (BlackRock Investment Management, LLC)
JNL/BlackRock Global Natural Resources Fund (BlackRock International Limited)
JNL/BlackRock Large Cap Select Growth Fund (BlackRock Investment Management, LLC)
JNL/Boston Partners Global Long Short Equity Fund (Boston Partners Global Investors, Inc.)
JNL/Causeway International Value Select Fund (Causeway Capital Management LLC)
JNL/ClearBridge Large Cap Growth Fund (ClearBridge Investments, LLC)
JNL/DFA Growth Allocation Fund
JNL/DFA International Core Equity Fund (Dimensional Fund Advisors LP)
JNL/DFA Moderate Growth Allocation Fund
JNL/DFA U.S. Core Equity Fund (Dimensional Fund Advisors LP)
JNL/DFA U.S. Small Cap Fund (Dimensional Fund Advisors LP)
JNL/DoubleLine® Core Fixed Income Fund (DoubleLine Capital LP)
JNL/DoubleLine® Emerging Markets Fixed Income Fund (DoubleLine Capital LP)
JNL/DoubleLine® Shiller Enhanced CAPE® Fund (DoubleLine Capital LP)
JNL/DoubleLine® Total Return Fund (DoubleLine Capital LP)
JNL/Fidelity Institutional Asset Management® Total Bond Fund (FIAM LLC)
JNL/First State Global Infrastructure Fund (Colonial First State Asset Management (Australia) Limited)
JNL/Franklin Templeton Global Multisector Bond Fund (Franklin Advisers, Inc.)
JNL/Franklin Templeton Growth Allocation Fund

JNL/Franklin Templeton Income Fund (Franklin Advisers, Inc.)
JNL/Franklin Templeton International Small Cap Fund (Franklin Templeton Institutional, LLC and Templeton Investment Counsel, LLC)
JNL/Goldman Sachs 4 Fund
JNL/Goldman Sachs Competitive Advantage Fund (Goldman Sachs Asset Management, L.P. and Mellon Investments Corporation)
JNL/Goldman Sachs Dividend Income & Growth Fund (Goldman Sachs Asset Management, L.P. and Mellon Investments Corporation)
JNL/Goldman Sachs International 5 Fund
JNL/Goldman Sachs Intrinsic Value Fund (Goldman Sachs Asset Management, L.P. and Mellon Investments Corporation)
JNL/Goldman Sachs Total Yield Fund (Goldman Sachs Asset Management, L.P. and Mellon Investments Corporation)
JNL/GQG Emerging Markets Equity Fund (GQG Partners, LLC)
JNL/Harris Oakmark Global Equity Fund (Harris Associates L.P.)
JNL/Heitman U.S. Focused Real Estate Fund (Heitman Real Estate Securities LLC)
JNL/Invesco Diversified Dividend Fund (Invesco Advisers, Inc.)
JNL/Invesco Global Real Estate Fund (Invesco Advisers, Inc. and sub-sub-adviser: Invesco Asset Management Limited)
JNL/Invesco International Growth Fund (Invesco Advisers, Inc.)
JNL/Invesco Small Cap Growth Fund (Invesco Advisers, Inc.)
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Growth & Income Fund (J.P. Morgan Investment Management Inc.)
JNL/JPMorgan Hedged Equity Fund (J.P. Morgan Investment Management Inc.)
JNL/JPMorgan MidCap Growth Fund (J.P. Morgan Investment Management Inc.)
JNL/JPMorgan U.S. Government & Quality Bond Fund (J.P. Morgan Investment Management Inc.)
JNL/Lazard International Strategic Equity Fund (Lazard Asset Management LLC)
JNL/Loomis Sayles Global Growth Fund (Loomis, Sayles & Company, L.P.)
JNL/Lord Abbett Short Duration Income Fund (Lord, Abbett & Co. LLC)
JNL/Mellon Bond Index Fund (Mellon Investments Corporation)
JNL/Mellon Communication Services Sector Fund (Mellon Investments Corporation)
JNL/Mellon Consumer Discretionary Sector Fund (Mellon Investments Corporation)

JNL/Mellon Consumer Staples Sector Fund (Mellon Investments Corporation)
JNL/Mellon DowSM Index Fund (Mellon Investments Corporation)
JNL/Mellon Emerging Markets Index Fund (Mellon Investments Corporation)
JNL/Mellon Energy Sector Fund (Mellon Investments Corporation)
JNL/Mellon Equity Income Fund (Mellon Investments Corporation)
JNL/Mellon Financial Sector Fund (Mellon Investments Corporation)
JNL/Mellon Healthcare Sector Fund (Mellon Investments Corporation)
JNL/Mellon Index 5
JNL/Mellon Industrials Sector Fund (Mellon Investments Corporation)
JNL/Mellon Information Technology Sector Fund (Mellon Investments Corporation)
JNL/Mellon International Index Fund (Mellon Investments Corporation)
JNL/Mellon Materials Sector Fund (Mellon Investments Corporation)
JNL/Mellon MSCI KLD 400 Social Index Fund (Mellon Investments Corporation)
JNL/Mellon MSCI World Index Fund (Mellon Investments Corporation)
JNL/Mellon Nasdaq® 100 Index Fund (Mellon Investments Corporation)
JNL/Mellon Real Estate Sector Fund (Mellon Investments Corporation)
JNL/Mellon S&P 400 MidCap Index Fund (Mellon Investments Corporation)
JNL/Mellon S&P 500 Index Fund (Mellon Investments Corporation)
JNL/Mellon Small Cap Index Fund (Mellon Investments Corporation)
JNL/Mellon Utilities Sector Fund (Mellon Investments Corporation)
JNL/MFS Mid Cap Value Fund (Massachusetts Financial Services Company d/b/a MFS Investment Management)
JNL/Morningstar Wide Moat Index Fund (Mellon Investments Corporation)
JNL/Neuberger Berman Commodity Strategy Fund (Neuberger Berman Investment Advisers LLC)
JNL/Neuberger Berman Strategic Income Fund (Neuberger Berman Investment Advisers LLC)
JNL/PIMCO Income Fund (Pacific Investment Management Company LLC)
JNL/PIMCO Investment Grade Credit Bond Fund (Pacific Investment Management Company LLC)
JNL/PIMCO Real Return Fund (Pacific Investment Management Company LLC)
JNL/PPM America Floating Rate Income Fund (PPM America, Inc.)
JNL/PPM America High Yield Bond Fund (PPM America, Inc.)

JNL/PPM America Total Return Fund (PPM America, Inc.)
JNL/RAFI® Fundamental Asia Developed Fund (Mellon Investments Corporation)
JNL/RAFI® Fundamental Europe Fund (Mellon Investments Corporation)
JNL/RAFI® Fundamental U.S. Small Cap Fund (Mellon Investments Corporation)
JNL/RAFI® Multi-Factor U.S. Equity Fund (Mellon Investments Corporation)
JNL/T. Rowe Price Balanced Fund (T. Rowe Price Associates, Inc.)
JNL/T. Rowe Price Capital Appreciation Fund (and T. Rowe Price Associates, Inc.)
JNL/T. Rowe Price Established Growth Fund (T. Rowe Price Associates, Inc.)
JNL/T. Rowe Price Short-Term Bond Fund (T. Rowe Price Associates, Inc.)
JNL/T. Rowe Price U.S. High Yield Fund (T. Rowe Price Associates, Inc.)
JNL/T. Rowe Price Value Fund (T. Rowe Price Associates, Inc.)
JNL/Vanguard Global Bond Market Index Fund
JNL/Vanguard Growth ETF Allocation Fund (Mellon Investments Corporation)
JNL/Vanguard International Stock Market Index Fund
JNL/Vanguard Moderate ETF Allocation Fund (Mellon Investments Corporation)
JNL/Vanguard Moderate Growth ETF Allocation Fund (Mellon Investments Corporation)
JNL/Vanguard U.S. Stock Market Index Fund
JNL/WCM Focused International Equity Fund (WCM Investment Management, LLC)
JNL/Westchester Capital Event Driven Fund (Westchester Capital Management, LLC)
JNL/WMC Balanced Fund (Wellington Management Company LLP)
JNL/WMC Government Money Market Fund (Wellington Management Company LLP)

Back Cover Page

This summary prospectus incorporates by reference the Elite Access Advisory II® prospectus and Statement of Additional Information (SAI), both dated [date to be provided by amendment], as amended of supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

Separate Account EDGAR contract identifier #C000205594